EXHIBIT 10.2
LEASE
BY AND BETWEEN
Collis P. & Howard Huntington Memorial Hospital Trust,
a Testamentary Charitable Trust
as Landlord
and
Motorola Inc., a Delaware corporation,
as Tenant.

LEASE
     THIS LEASE (“Lease”), made and entered into this 30th day of June 2004 (the “Effective Date”), between Collis P. & Howard Huntington Memorial Hospital Trust, a Testamentary Charitable Trust having an address at 100 W. California Blvd., Pasadena, CA (herein called “Landlord”) and MOTOROLA, INC., a Delaware corporation, having an office at 1301 East Algonquin Road, Schaumburg, Illinois 60196 (herein called “Tenant”);
     1. Premises.
     A. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the real property located at 801 S. Raymond Avenue, Pasadena, California, together with all of the improvements situated thereon, including, without limitation, the entire building, and related improvements (hereinafter the “Building”), which Landlord and Tenant agree consists of 14,264 rentable square feet ) for all purposes in this Lease as shown on the floor plan, Exhibit A, attached hereto (the real property and the Building are hereinafter referred to collectively as the “Premises”). Both Tenant and Landlord acknowledge and agree that any change in square feet resulting from work done by Tenant or Tenant’s contractors shall not affect the square footage for purposes of calculating monthly rental.
     B. Landlord hereby grants to Tenant, during the Term of this Lease or any extension thereof, the exclusive use for Tenant’s employees, invitees, visitors and agents all the parking at and for the Building consisting of the following parking lots: (1) all parking located at 801 S. Raymond, total lot size 15,990; (2) approximately 14,625 square feet located at 789 S. Raymond Avenue Pasadena, California; (3) approximately 9,750 square feet located at 811 S. Raymond Pasadena, California. Such parking shall be free for the initial term or any renewal term.
     C. At no additional cost to Tenant, Landlord hereby leases to Tenant the rooftop of the Building for the installation, operation, and maintenance of radio transmitting and receiving equipment, microwave, satellite or antennae communication system devices along with associated other electronic equipment which may be passive and/or active and mounting structures. Tenant is hereby granted an easement, for the purpose of running transmission lines, cables, electrical lines and any other associated equipment from the Premises to the structures on the rooftop. Tenant, at Tenant’s cost, during the term of this Lease and any extension thereof, shall maintain and repair the above mentioned equipment on the rooftop as necessary. Upon the expiration or other termination of this Lease, Tenant shall remove its equipment and cables installed on the rooftop of the Building or relating to this easement from the rooftop and repair any damage resulting from its installation and use, reasonable wear and tear excepted. If the location of the rooftop area and related easement are not shown in an exhibit, the location of these items will be as reasonably determined by Landlord and Tenant.
     2. Term.
     A. The term of this Lease shall be for a period of three (3) years, which term shall commence on the earlier of either: (i) Certificate of Occupancy given by the appropriate governmental authority or (ii) eleven months after date of the last signature on this Lease

(hereinafter “Commencement Date”) and end three (3) years later; (hereinafter “Term”) said Term subject to extensions pursuant to agreement of the parties or any option hereinafter set forth.
     B. As of the Effective Date, Tenant shall have the right to access and occupy the Premises subject to all of the provisions of this Lease; provided, however, Tenant shall have no obligation to pay rental or Additional Rent during such period of early occupancy. Said early possession shall not advance the termination date of this Lease.
     3. Base Rent.
     Subject to Paragraph 19B, Tenant shall pay to Landlord a late charge equal to five percent (5%) of any installment of monthly Base Rent and any other amount payable under this Lease that is not paid within Ten (10) days of the due date outlined below in Paragraph 3A, as liquidated damages to compensate Landlord for costs and inconveniences of special handling and disruption of cash flow. Notwithstanding anything to the contrary contained in this lease, Landlord agrees to utilize its best efforts to notify Tenant by 5;00 p.m. on the first business day following the first day of the month of any Base Rent payment not yet received for that month. Said notice shall be sent by facsimile at (847) 435-3918, attention: Real Estate and Development, with a copy to Lease Administration (401)764-0103. Landlord’s failure to provide said notice, however, shall in no way excuse Tenant’s obligation to pay a late charge in accordance with this Paragraph 3.
     A. Base Rent — Initial Term.
     During the initial Term of the Lease, Tenant will pay rent to Landlord in advance and without demand at the office of the Landlord or at such other place as Landlord from time to time may notify Tenant in writing monthly base rent, (hereinafter “Base Rent”) payable on the first day of each calendar month pursuant to the following schedule after the Commencement Date:

Lease Year	Months	Annual Base Rent	Monthly Base Rent
1	1—12	$ 9.60 /SF	$11,411.20
2	13—24	$ 9.89 /SF	$11,755.91
3	25—36	$10.19 /SF	$12,112.51
with appropriate proration of Base Rent if the initial Term or any portion of the Term hereof should commence on a date other than the first day of a calendar month.
     For purposes of this Lease, the term “Lease Year” means the one year period beginning on the Commencement Date and ending 364 days thereafter and the anniversary thereof each year.
     Both Tenant and Landlord acknowledge and agree that any change in square feet resulting from work done by Tenant or Tenant’s contractors shall not affect the square footage for purposes of calculating monthly rental for the Term or any Renewal Term.
     B. Base Rent — First Renewal Term.
     In the event Tenant exercises its option to extend the term of this Lease for the First Renewal Term as provided for herein, Tenant will pay Base Rent to Landlord in advance at the office of Landlord or at such other place as Landlord from time to time may notify Tenant in writing on the first day of each calendar month, however Base Rent shall escalate three percent (3%) annually beginning on the first day of the First Renewal Term.
     Base Rent — Second Renewal Term.
     In the event Tenant exercises its option to extend the term of this Lease for the Second Renewal Term as provided for herein, Tenant will pay Base Rent to Landlord in advance at the office of Landlord or at such other place as Landlord from time to time may notify Tenant in writing on the first day of each calendar month, however Base Rent shall escalate three percent (3%) annually beginning on the first day of the Second Renewal Term.
     Base Rent — Third Renewal Term.
     In the event Tenant exercises its option to extend the term of this Lease for the Third Renewal Term as provided for herein, Tenant will pay Base Rent to Landlord in advance at the office of Landlord or at such other place as Landlord from time to time may notify Tenant in writing on the first day of each calendar month, however Base Rent shall escalate three percent (3%) annually beginning on the first day of the Third Renewal Term.
All the other terms and conditions of this Lease shall apply during the any Renewal Term (except for this Section 3.B.).
     C. Additional Rent.
     In addition to the Base Rent required to be paid by Tenant under this Section 3, Tenant shall pay to Landlord as additional rent all other amounts required to be paid by Tenant under Section 50 below, which amounts constitute costs for real estate taxes, insurance. All amounts payable to Landlord under this Lease constitute rent and shall be payable without notice, demand, deduction or offset (unless specifically provided otherwise) to such person and at such place as Landlord may from time to time designate by written notice to Tenant.
     4. Condition of Premises.
     A. Building Condition.
     Tenant agrees that as of the Commencement Date the improvements to the real property done by Tenant or Tenant contractors will be properly constructed and will comply with all applicable laws, statutes, orders, ordinances, rules and regulations including without limitation, compliance with Title III for the Americans with Disabilities Act (42 U.S.C. SEC. 12101 et. Seq. (“A.D.A.”) as now or hereafter amended, and all regulations now or hereafter promulgated pursuant thereto, and all costs and expenses associated with A.D.A. compliance, provided, however, that Tenant shall not be responsible for the cost of any renovation(s) to comply with ADA changes which become effective after the Commencement Date unless the need for such renovation(s) is attributable to tenant’s use of the Premises.
     B. Tenant improvements.
     With respect to Tenant Improvements, the parties agree as follows:

(1)	Landlord and Tenant acknowledge and agree that Tenant is hereby authorized to construct and install at the Premises those improvements (hereinafter the “Tenant Improvements”) described in Exhibit B attached hereto and incorporated herein. Tenant shall, at its sole expense (but subject to reimbursement from the Landlord Capital Contribution described below), construct the Tenant Improvements in accordance with the specifications as described in Exhibit C. The plans and specifications for the Tenant Improvements shall be subject to Landlord’s approval, not to be unreasonably withheld.

(2)	Tenant agrees that it will apply for any required building permits, and upon, issuance promptly and diligently pursue construction of the Tenant improvements.

(3)	All Tenant Improvements, except removable paneling and wall fixtures and furniture and trade fixtures (and further excluding all signs, and goods and materials used in the Tenant’s business) shall become a part of the realty and belong to Landlord and shall not have to be removed by Tenant upon lease expiration or termination.

(4)	Notwithstanding anything to the contrary herein this Lease, Tenant in its sole discretion reserves the right to either remove from the Premises or leave at the Premises any of Tenant’s lab, manufacturing or testing equipment either as part of the Tenant Improvements or as any changes, alterations or additions to the Premises.

(5)	Prior to making any Tenant Improvements, Tenant shall submit written plans and drawings respecting same to Landlord and Landlord shall approve or disapprove same within fifteen (15) days after receipt thereof, and if Landlord fails to disapprove such plans and drawings by notice in writing to Tenant within such time, they shall be deemed approved.
     C. Landlord Capital Contribution.
          (i) Landlord has agreed to provide Tenant with a capital contribution of up to a maximum of One Million and 00/100 Dollars ($1,000,000.00) (hereinafter the “Landlord Capital Contribution”). Landlord will not charge a construction supervision fee, construction fee, or administrative or overhead fee in connection with the Tenant Improvements. Tenant shall have the right to utilize all or any portion of the Landlord Capital Contribution for costs attributable to Shell and Core items as set forth in Exhibit D. Parking lot improvements on the 789 and 811 lots may also be funded by the Landlord Capital Contribution.
          (ii) The Landlord Capital Contribution will be paid to Tenant within thirty (30) days after Landlord approves the Tenant Improvements, which such approval shall not be unreasonably withheld, conditioned or delayed and Landlord shall approve or disapprove same within fifteen (15) days after receipt thereof, and if Landlord fails to disapprove by notice in writing to Tenant within such time, they shall be deemed approved. If the Tenant Improvements cost more than the Landlord Capital Contribution, Tenant shall pay for such overage. If Landlord does not pay Tenant within thirty (30) days Landlord shall be in default of this Lease and Tenant shall have the right to deduct or setoff the amount of the Landlord Capital Contribution from any rent or additional rent to become due to Landlord until the Landlord Capital Contribution is fully recovered by Tenant.
          (iii) Tenant shall have the right to use contractors and subcontractors of its own selection. Tenant reserves the right to reject any and all proposals and to award the work in its sole discretion as it deems fit. All Tenant contractors shall be licensed and insured which will need to be evidenced prior to commencement of construction.
          (iv) Landlord will not charge a construction supervision, administrative or overhead fee in connection with the Tenant Improvements. Tenant will not be charged for the use of elevators, hosts, access to loading docks, security costs during construction of Tenant Improvements or in connection with Tenant’s move into the Premises.
          (v) Landlord shall be entitled to earn an annual rate of interest of eight percent (8%) on the Landlord Capital Contribution over the Initial Term or any subsequent renewal terms.
          (vi) Landlord acknowledges and agrees that Tenant expects to utilize the Landlord Capital Contribution in approximately June or July of 2004 and therefore Landlord should expect to pay Tenant the Landlord Capital Contribution amount pursuant to the terms of this Lease around said time frame.
     D. Recapture of Tenant Improvement
     In the event the construction costs agreed upon between the parties for the Shell and Core improvements as defined in Exhibit D exceed the Landlord Capital Contribution, then the difference between the Landlord Capital Contribution and the total money spent for Shell and Core improvement pursuant to Exhibit D, subject to a cap of $300,000.00, shall be added to the Tenant Improvement category in Exhibit D and shall be known as “Recapture of Tenant Improvements”. This amount shall be added to the recapture calculation below.
     In the event that Tenant does not renew the lease at the end of year three, or after year six, the Landlord shall pay the Tenant as a recapture fee, the following:
     Below is an example only using the preliminary numbers for the Tenant Improvement as shown on Exhibit D. The final numbers will be based on the actual dollars spent by Tenant for Tenant Improvements:
End of Year Three —  $618,579 x 66% = $408,262*
End of Year Six      —  $618,579 x 33% = $204,131*

*	The amount above does not include potential Recapture of Tenant Improvements dollars from the Shell and Core category on Exhibit D. The Recapture of Tenant Improvement dollars is subject to a maximum of Three Hundred Thousand and 00/100 DOLLARS ($300,000.00) which amount shall be added to the actual dollars spent for Tenant Improvements pursuant to Exhibit D.

     5. Use.
     Tenant shall have the right to use the Premises for any lawful purpose permitted by applicable zoning ordinances. Tenant in its use and occupancy of the Premises shall not commit waste, nor overload the floors or structure, nor subject the Premises to any use which would tend to damage any portion thereof, provided such tendency to cause damage is reasonably foreseeable.
     6. Intentionally Deleted.
     7. Compliance.
     Tenant shall, during the Term of this Lease conform the use Tenant makes of the Premises to all applicable laws, statutes, orders, ordinances, rules and regulations of all federal, state or political subdivisions having jurisdiction over the Premises, now in force or that may be enacted hereafter, provided that the provisions of this Paragraph 7 shall not require the Tenant to rebuild, repair or alter the Premises and/or the improvements forming a part of the Premises to make said Premises and/or improvements comply with any such laws, statutes, orders, ordinances, rules or regulations, and provided that if Tenant is unable to use said Premises for the purposes specified in Paragraph 5 hereof, Tenant shall have the right to terminate this Lease immediately upon written notice to Landlord.
     8. No Waste or Damage.
     Tenant shall not commit any waste upon or do any damage to the Premises. Tenant shall not use or permit the use of the Premises for any unlawful purpose. Tenant shall not permit any rubbish, refuse or garbage to accumulate or create a fire hazard in or about the Premises. In connection with its occupancy of the Premises, Tenant shall not use the Premises in violation of any laws, ordinances, regulations or orders of any duly constituted authorities of the city, county, state and federal government.
     9. Changes, Alterations and Additions.
     No material changes, alterations or additions shall be made to the Premises by Tenant without the prior approval of Landlord, which approval shall not be unreasonably withheld. For purposes of this Section 9, a “material” change, alteration or addition shall be a change that requires the expenditure of a sum in excess of Two Hundred Thousand and 00/100 Dollars ($200,000.00) in the aggregate or Fifty Thousand and 00/100 Dollars ($50,000.00) in any one year. Prior to making any such changes, alterations or additions, Tenant shall submit written plans and drawings respecting same to Landlord and Landlord shall approve or disapprove same within ten (10) days after receipt thereof, and if Landlord fails to disapprove such plans and drawings by notice in writing to Tenant within such time, they shall be deemed approved. All changes, alterations and additions shall comply with the applicable City, County and State laws, statutes, orders, ordinances, rules and regulations. Landlord agrees, if necessary, to join in any applications to governmental authorities for such permits as may be required to do the work contemplated in this Paragraph 9. Any permanent additions to or alterations of the Premises which cannot be removed without material damage to the Premises, except removable paneling and wall fixtures and furniture and trade fixtures (and further excluding all signs, and goods and materials used in the Tenant’s business) shall become a part of the realty and belong to Landlord unless otherwise agreed by Landlord and Tenant. Tenant’s removable paneling and wall fixtures and furniture, trade fixtures, lab equipment, signs, goods and materials used in Tenant’s business shall at all times remain personal property and may be removed from time to time by Tenant or other occupants of the Premises, provided, however, that Tenant shall be responsible for the cost of repair of any physical injury to the Premises caused by the removal of any such property, but not for any diminution in value of the Premises caused by the absence of the property removed or by any necessity for replacing such property. Notwithstanding anything to the contrary herein this Lease, Tenant in its sole discretion reserves the right to either remove from the Premises or leave at the Premises any of Tenant’s lab, manufacturing or testing equipment and any systems or equipment supporting infrastructure or related infrastructure either as part of the Tenant Improvements or as any changes, alterations or additions to the Premises.
     10. Ingress and Egress.
     The Landlord grants to Tenant the nonexclusive right to ingress and egress to the Premises over (a) the existing streets and highways adjoining the Premises and (b) any and all portions of the property and the Building of which the Premises are a part. Tenant shall have full and unimpaired access to the Premises at all times except as provided in Paragraphs 12, 16 and 17. The Landlord will not interrupt or disturb any entrances, and will use all reasonable means to prevent any interruption, disturbance or deprivation by any third party.
     11. Abandonment.
     Tenant shall endeavor to continuously occupy the Premises and not vacate or abandon the Premises at any time during said lease Term or any extension thereof for more than thirty (30) consecutive days unless required to do so by duly authorized legal authority or other cause beyond Tenant’s reasonable control. Notwithstanding the foregoing, in the event Tenant fails to occupy the Premises for period of thirty (30) consecutive days or longer but is still making all rent payments to Landlord as required under this Lease, Tenant’s failure to occupy the Premises shall not be deemed to be an abandonment or vacation of the Premises or a default under the Lease. In the event Tenant abandons or vacates the Premises for more than six (6) consecutive months and does not intend to occupy the Premises again, Landlord reserves the right, but shall not be obligated to recapture the Premises provided that Landlord gives Tenant written notice of its intent to recapture and Tenant has at least thirty (30) days to notify Landlord of its intentions regarding the Premises. For purposes of this Section 11, if Tenant submits in writing its intention to “re-occupy” the Premises, then Landlord’s right to re-capture shall be void and of no force and effect. Nothing herein shall be deemed a waiver of Tenant’s rights pursuant to California law or statutes regarding this Paragraph 11.
     12. Repairs.
     Landlord, at Landlord’s expense and not as an operating cost or Operating Expense (as defined in Section 50 herein) of the Building, during the Term of this Lease and any extension thereof, shall make all repairs and replacements to all structural portions of the Building, including, but not limited to, the exterior walls, roof and foundations, existing pipes and conduits, and utility installations and all repairs and replacements necessary to put and maintain the exterior of the Building but subject to normal wear and tear), including all improvements now or hereafter thereon, and all appurtenances thereto (including all existing sewer and sewer connections, water and gas pipes and connections, electrical wires and connections) in a safe and tenantable condition and in good order and repair, except for those repairs made necessary by the negligent acts of the Tenant or its employees. In addition at Landlord’s cost, Landlord shall make all repairs to the interior of the Premises which may be of a structural nature or which are caused by structural failures or movement, repairs to the interior of the Premises made necessary by leakage of the roof, provided, however, that Landlord shall not be obligated to make repairs for any structural damage caused by Tenant, its employees, invitees or agents.
     Tenant, during the Term of this Lease and any extension thereof, agrees to keep in good order and repair all interior portions of the Premises (including overhead doors and the electric operators thereof, except such repairs as under this Lease Landlord is required to make and except repairs which are the obligation of Landlord under Paragraph 16 of this Lease. Tenant shall also provide ordinary maintenance for the plumbing and light fixtures and shall replace any glass which may be damaged or broken with glass of the same quality. Tenant agrees to surrender the Premises in good order and repair, reasonable wear and tear and ordinary deterioration, and loss, damage or destruction from any cause and/or the taking of, damage to, or reduction of the size of, the Premises by eminent domain, all excepted. If Landlord does not make repairs as required hereunder, Tenant may, but is not required to, make such repairs or perform such other obligations and pay the cost and shall have the right to immediately sue Landlord therefore.
     13. Interior Mechanical Equipment (HVAC System).
     A. During the Term of this Lease and any extension thereof, Tenant at its expense, shall provide proper, periodic and normal maintenance and inspection for such heating and air conditioning equipment as exists upon the Premises at the commencement of this Lease. If this equipment requires repairs or replacement of parts, or both, of a major or substantial nature (i.e., in excess of proper, periodic and normal maintenance and inspection), these repairs or replacements, or both, shall be made by Landlord at its expense, unless Tenant’s misuse or abuse of same necessitates the repair or replacement, or both. Examples of “parts of a major or substantial nature” are compressors, boilers and fan units. If any heating and air conditioning equipment is installed as part of Landlord’s Work, Landlord shall transfer to Tenant all warranties received from the manufacturers, dealers and/or installers of such heating and air conditioning and other mechanical equipment, and agrees to assist Tenant, to a reasonable degree, in enforcing any such warranty, except enforcement shall be at Tenant’s sole expense.
     B. Tenant will be solely responsible for the operation and maintenance of any additional HVAC units it installs in Tenant’s lab(s) throughout the Lease Term and any renewal terms it exercises.
     14. Utilities and Services.
     Tenant shall pay for all water, heat, gas, fuel, electricity, telephone service and all other services in the nature of utility services supplied to the Premises for use by Tenant as well as services supplied to Tenant in the operation of its business, together with any taxes thereon.

     15. Inspection.
     Provided that Tenant at all times accompanies Landlord, Tenant will allow Landlord access to the Premises at reasonable times during normal working hours for the purpose of examining or exhibiting the same or making repairs Landlord is required to make, subject to Section 56 below. Unless Tenant has given notice to Landlord to extend the Term of this Lease, Landlord may place on the Premises at any time within one hundred eighty (180) days prior to the expiration of the lease Term or any extension thereof, if extended, notices of “For Sale”, or “For Rent”.
     16. Damage or Destruction of Premises.
     A. In the event of minor damage (less than fifty percent (50%) to the Premises by fire or any other cause which renders the Premises untenantable in part but Tenant is able in its sole judgment to conduct its business therein, and Tenant continues to occupy them in part, the rent shall be apportioned and reduced from the date the damage occurs in the proportion that the unoccupied portion of the Premises bears to the entire Premises until the damage has been repaired.
     B. In the event, of substantial damage (fifty percent (50%) or more) (including destruction) to the Premises by fire or any other cause which renders the Premises untenantable in whole or in such part that Tenant in its sole judgment deems it impracticable to conduct its business therein, the rent shall wholly abate and be apportioned from the date the damage occurs until the damage has been repaired.
     C. In the event of either minor or substantial damage, unless this Lease is terminated as hereafter provided in Paragraph 16.D. hereof, Landlord shall commence within thirty (30) days after the date the damage occurs (or within thirty (30) days after receipt of such notice is given) to repair the Premises to the condition in which they were immediately prior to such damage, and Landlord shall complete such repair with due diligence and dispatch. If the damage is net repaired within a reasonable time or in any event within sixty (60) days from the date the damage occurs in the case of minor damage and one hundred twenty (120) days from the date the damage occurs in the case of substantial damage, Tenant shall have the right to terminate this Lease by giving Landlord written notice (served no later than thirty (30) days after such right to cancel and terminate arises) of termination.
     D. In the event the Premises are damaged at any time during the last twelve (12) months of the initial lease Term or at any time during the last twelve (12) months of any extension term by fire or any other cause to the extent of fifty percent (50%) or more of the replacement value thereof as of the date such damage occurs, this Lease, except as provided in Paragraph 16.E. hereof, may be terminated at the election of either Landlord or Tenant by giving notice in writing of such election to the other party within ten (10) days from the date the damage occurs. Upon such termination, any unearned rent or other payments paid in advance beyond the date of damage shall immediately be refunded to Tenant.
     E. If Landlord elects to terminate this Lease under Paragraph 16.D. hereof, Tenant may by written notice to Landlord exercise its option to renew under Paragraph 27 hereof within twenty (20) days after receipt of Landlord’s notice of termination, and in such event, Landlord’s notice of termination shall be void, and Landlord shall repair the Premises as herein provided that damage was an insured loss,
     17. Condemnation.
     A. If the whole or any substantial part (fifty percent (50%) or more) of the Premises shall be taken or condemned by any competent authority for any public use or purpose, the Term of this Lease shall end upon, and not before, the date when the possession of the part so taken shall actually be required for such use or purpose. Current rent shall thereupon be apportioned as of the date of such termination.
     B. If only an insubstantial part (less than fifty percent (50%) of the Premises shall be taken or condemned, and Tenant is able, in its sole judgment, to continue to operate its business in the Premises, and such taking or condemnation does not give Tenant the right to terminate this Lease, this Lease shall continue in full force and effect, and the rental due thereunder shall abate proportionately to the extent that Tenant is deprived of usable area either in the Premises or otherwise, and as of the date of such deprivation. If Tenant is not able, in its sole judgment, to continue normal business operation, Tenant may terminate this Lease immediately upon written notice to Landlord. In the event this Lease is not terminated under this Paragraph, Landlord shall, at Landlord’s sole cost and expense, restore the remaining portion of the Premises to the extent necessary to render them reasonably suitable for the purposes for which they were leased, and shall make all repairs to the Premises to the extent necessary to constitute the Premises a complete architectural unit.
     C. In any such case, whether this Lease is terminated or not, each party shall be entitled to claim and receive an award of damages suffered by it by reason of such taking. Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements and Tenant shall not have or advance any claims against Landlord for the value of its property or its leasehold estate or the unexpired term of this Lease or for costs of removal or relocation or business interruption expense or any other damages arising out of the taking or purchase. Nothing herein shall give Landlord any interest in, or preclude Tenant from seeking and recovering on its own account from the condemning authority, any award of compensation attributable to the taking or purchase of Tenant’s chattels or trade fixtures or attributable to Tenant’s relocation expense or loss of goodwill provided that any such separate claim by Tenant shall not reduce or adversely affect the amount of Landlord’s award. If any such award made or compensation paid to Tenant specifically includes an award or amount for Landlord, Tenant shall promptly account therefor to Landlord.
     18. Landlord’s Liability.
     Landlord shall not be liable for damage to property of Tenant in the Premises or for injury to person unless such damage or injury is caused by (A) Landlord’s failure to make repairs or perform any obligations which Landlord is obligated to make under this Lease or (B) is caused by the fault or negligence of Landlord, Landlord’s agents, employees, contractors, subcontractors, invitees, licensees or other authorized representatives.

     19. Default and Remedies.
     A. Default by Tenant. The occurrence of any one or more of the following events shall constitute an event of default by Tenant:
          (i) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after the due date; and
          (ii) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease where such failure shall continue for a period of thirty (30) days after receipt by Tenant of written notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that it cannot be cured solely by payment of money and that more than thirty (30) days may be reasonably required for such cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within such thirty (30) day period and shall thereafter diligently prosecute such cure to completion.
     B. Landlord’s Remedies. If Tenant fails to perform any of its duties or obligations within the time periods set forth herein, after the expiration of any and all applicable notice and cure periods set forth in this Lease and as required by law, then without further written notice Landlord may, at its option, perform such duty or obligation on Tenant’s behalf, including but not limited to, the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The reasonable costs and expenses of any such performance by Landlord shall be due and payable by Tenant upon receipt of invoice therefor. Upon any event of default by Tenant, Landlord may, with such further notice or demand as may be required by applicable law, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:
          (i) Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord; or
          (ii) From time to time and without terminating this Lease, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) at such rental or rentals and upon such other terms and conditions as Landlord deems reasonable. Upon any such reletting, Tenant shall be immediately liable to pay to Landlord the commercially reasonable cost and expense of such reletting, the cost of any and all alterations and repairs reasonably deemed necessary by Landlord to effect such reletting, and the amount, if any, by which the rent and other amounts due from Tenant hereunder for the remainder of the term of this Lease (but not for any option term not yet exercised) exceeds the amount agreed to be paid as rent for the Premises to be paid by the new tenant for such period of reletting. If Landlord elects not to reenter, this Lease shall continue for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover the rent and other amounts due from Tenant hereunder as they come due. Landlord shall be obligated to mitigate its damages hereunder.

     Without limiting the generality of the foregoing, upon any event of default by Tenant, Landlord may, subject to compliance with all statutory notice and cure periods, pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located, including, without limitation, the remedies set forth in California Civil Code Section 1951.2(a)(3).
     Tenant hereby acknowledges that late payment by Tenant of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and the late charges which may be imposed upon Landlord by any lender. Accordingly, if any rent or other monetary obligation owing shall not be received by Landlord within ten (10) days of its due date, then, without any requirement for further notice to Tenant, Tenant shall pay to Landlord a one-time late charge equal to five(5%) percent of the past due amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Acceptance of such late charge by Landlord shall in no event constitute a wavier of Tenant’s default or breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then notwithstanding any provision of this Lease to the contrary, rent shall, at Landlord’s option, become due and payable quarterly in advance.
     As used herein, the term “Lease Year” shall mean the twelve (12) month period commencing on the Commencement Date and each anniversary thereof.
     C. Breach by Landlord. Landlord shall not be deemed in breach of this Lease unless Landlord fails to perform an obligation required to be performed by Landlord within ten (10) days after receipt by Landlord, and any lender whose name and address shall have been furnished to Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord’s obligation is such that more than ten (10) days are reasonably required for its performance, then Landlord shall not be in breach if performance is commenced within such ten (10) day period and thereafter diligently pursued to completion.
     D. Tenant’s Remedies. Tenant shall have all rights and remedies in connection with Landlord’s breach of this Lease as are available at law or in equity. Additionally, in the event that neither Landlord nor its lender commences the cure of said breach within the applicable cure period set forth above, or if having commenced said cure they do not diligently pursue it to completion, then Tenant may, in addition to any other remedies provided in this Lease, at law or in equity (including the right to sue for damages, an injunction or specific performance) elect to cure said breach at Landlord’s expense and pay such expense under protest, reserving Tenant’s right to reimbursement from Landlord. Tenant shall document the cost of said cure and supply said documentation to Landlord. If neither Landlord nor its lender reimburses Tenant for such cost within ten (10) days from receiving written notice thereof from Tenant, then Tenant shall have the right but not the obligation to perform such obligation on Landlord’s behalf, and the cost and expense of such cure shall be due and payable by Landlord upon invoice and reasonable documentation therefor.

     E. Consequential Damages Waiver. Landlord and Tenant agree that in no event shall either party be liable for indirect, incidental, special or consequential damages arising out of or related to any act or omission by the other or breach by the other of any representation, warranty or covenant contained in this Lease (collectively, the “Damages”), and each hereby releases and forever discharges the other from any and all Damages whether at law or equity. The foregoing release shall constitute a complete defense to any Damages released pursuant to this paragraph. Nothing in this paragraph shall be construed as or admissible in any legal action or proceeding as an admission by Landlord or Tenant that any Damages may be recovered which are within the scope of those released hereby. Landlord and Tenant acknowledge the facts which may be discovered or learned by either in the future may be other than the different from the facts in that regard now known or believed by either party to be true. Landlord and Tenant hereby expressly accept and assume the risk of facts being discovered to be different than currently believed and agree that the provisions of this paragraph shall be in all respects effective and not subject to termination, recession or modification by reason of any such change in facts. Landlord and Tenant hereby expressly waive any and all rights under Section 1542 of the California Civil Code, which provides as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially effected the settlement with the debtor.”
By placing their initials in the spaces hereinafter provide, the parties specifically acknowledge and agree to the waiver and release provisions of this paragraph.

Landlord’s Initials	Tenant’s Initials
     F. Dispute Resolution. In the event of a dispute between the parties which requires a party hereto to seek redress through an action at law or in equity (or to seek redress through a form of Alternative Dispute Resolution) the losing party shall pay, upon demand, all of the prevailing party’s costs, charges and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in connection with the resolution of such dispute; provided, however, attorneys’ fees shall be due and payable only if the prevailing party is required to file suit due to default by the losing party. For purposes of this Paragraph, the term “losing party” shall mean the party which obtains substantially less relief than originally sought by such party in the legal or equitable action (or Alternative Dispute Resolution forum) and the term “prevailing party” shall mean the party which obtained substantially the relief sought by such party in the legal or equitable action (or Alternative Dispute Resolution forum).
     20. Bankruptcy.
     In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, or if a receiver or trustee of the property of Tenant shall be appointed by reason of Tenant’s insolvency or inability to pay its debts, or if any assignment shall be made of Tenant’s property for the benefit of creditors, then and in any of such events, Landlord may terminate this Lease by written notice to Tenant; provided, however, if the order of the court creating any of such disabilities shall not be final by reason of pendency of such proceeding, or appeal from such order, then Landlord shall not have the right to terminate this Lease so long as Tenant performs its obligations hereunder.
     21. Indemnification.
     Tenant shall indemnify and hold Landlord harmless from all loss, damage, cost, expense or liability (including reasonable attorneys’ fees, expenses and disbursements) incurred by Landlord arising out of or in connection with any injury to, or death of, any person, or damage to, or destruction of, property occurring in, on, or about the Premises, the Building in which the Premises are located and/or the property, and which injury, death, damage or destruction is caused by the acts or omissions of Tenant or Tenant’s employees, agents, contractors, subcontractors, invitees, licensees or other authorized representatives; except that Landlord shall be liable to Tenant for all loss, damage, cost, expense or liability (including reasonable attorneys’ fees, expenses and disbursements) incurred by Tenant arising out of or in connection with any injury to, or death of any person, or damage to, or destruction of, property occurring in, on, or about the Premises, the Building in which the Premises are located, and the property, and which injury, death, damage or destruction is caused by the acts or omissions of Landlord or Landlord’s employees, agents, contractors, subcontractors, invitees, licensees or other authorized representatives, and shall indemnify and hold Tenant harmless therefor. A party’s obligation under this Paragraph to indemnify and hold the other party harmless shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by the party being indemnified.
     22. Insurance.
     A. Landlord shall keep in effect, during the Term of this Lease:
(1)	Insurance against damage to the Premises and the Building by fire and other risks now or hereafter embraced in extended coverage, in amounts sufficient to prevent Landlord from becoming a co-insurer, but in no event less than eighty (80%) percent of the Premises’ then replacement value (exclusive of the cost of excavations, foundations and footings);

(2)	Insurance against such other hazards as, from time to time, are then commonly insured against for Premises similarly situated (due regard being given to the Premises’ height, type, construction and use), in the amount of at least Five Million Dollars ($5,000,000) in any one occurrence upon or in connection with the use or occupancy of the Premises resulting in bodily injury or death.
     B. Tenant shall, at its expense, keep in effect during the Term of this Lease or any extension thereof, the following insurance in standard form policies, with an insurance company authorized to do business in the State in which the Premises are situated.
(1)	Commercial general liability insurance in the amount of at least Five Million Dollars ($5,000,000) in any one occurrence upon or in connection with the use or occupancy of the Premises resulting in bodily injury or death.

(2)	Comprehensive property damage insurance covering liability or damage in any one occurrence occurring upon or in connection with the use or occupancy of the Premises to all property in at least the sum of Five Million Dollars ($5,000,000).

(3)	All risk contents coverage (or Tenant may act as a self-insurer with respect to such all risk insurance) on Tenant’s personal property, equipment, furnishings, fixtures and other chattels located or to be located in the Premises.

(4)	The required statutory amount of worker’s compensation insurance.
     C. All policies of insurance required to be maintained by Landlord and Tenant pursuant to this Lease, shall name the other party as an additional insured as their respective interests may appear (and if requested by Landlord shall bear appropriate endorsements to protect Landlord’s mortgagee).
     D. The insurance required to be carried by Tenant shall be effective as of the Effective Date. Tenant shall furnish, upon Landlord’s written request, a certificate or certificates of insurance evidencing the existence of the required coverage.
     E. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and the Building and other improvements in which the Premises are located, and to the fixtures, personal property, Tenant’s improvements, and alterations of either Landlord or Tenant in .or on the Premises and the Building and other improvements in which the Premises are located that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.
     Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.
     23. Mechanic’s Liens.
     The Tenant will not permit any mechanic’s or materialmen’s or other liens to stand against the Premises for any labor or material furnished the Tenant in connection with work of any character performed on said Premises by or at the direction of the Tenant; and the Landlord will not permit any such liens for work or material furnished the Landlord to stand against such Premises. However, the Landlord and the Tenant shall respectively have the right to contest the validity or amount of any such lien, but upon the final determination of such questions shall immediately pay any adverse judgment rendered with all proper costs and charges and shall have the lien released at the contestant’s own expense. If Landlord or Tenant desires to contest any such lien, then prior to commencing such contest it will furnish the other party with a bond, if requested, to secure the payment of such obligation.

     24. Assignment or Subletting.
     A. If Tenant requests Landlord’s consent to an assignment of the Lease or subletting of all or a portion of the Premises, it shall submit to Landlord, in writing, (i) the name and legal composition of the proposed assignee or subtenant, (ii) the use to which the proposed assignee or subtenant intends to put the Premises, (iii) the terms and conditions of the proposed assignment or sublease and of any related transaction between Tenant and the proposed assignee or subtenant; (iv) such publicly disclosed information as Landlord may reasonably request to explain the transaction; and (v) reimbursement for all reasonable out of pocket costs incurred by Landlord, including actual attorneys’ fees, in connection with evaluating the request and preparing any related documentation.
     B. The Landlord’s consent to any such proposed assignment or subletting shall not be unreasonably withheld or delayed. Landlord shall be considered to have reasonably denied its consent to a proposed assignment or sublease if:
          (i) Tenant has not given Landlord fifteen (15) days’ prior written notice of such assignment or sublease, which notice shall include all information and documentation reasonably required to satisfy the above conditions;
          (ii) Tenant is in default beyond any applicable cure period at the time of the assignment or sublease (but at such time as any default is cured, the assignment or sublease may proceed); and
          (iii) The assignee or sublessee fails to furnish Landlord at least ten (10) days prior to the effective date of the assignment or sublease, a written assignment instrument in which assignee or sublessee agrees to assume and be bound by all of the conditions, obligations and agreements of Tenant contained in this Lease.
     C. Provided that the consent requirement of this Section 24 shall be ineffective and no consent shall be required in the case of an assignment or sublease by Tenant to a corporation which is the parent or subsidiary of or is controlled by Tenant, or to an entity that acquires all or substantially all of Tenant’s or a group or division of Tenant’s assets or to a corporation, partnership or limited liability company resulting from any reorganization, merger, spin-off or divestiture to which Tenant or its parent or any of its subsidiaries or any corporation or limited liability company controlled by it is a party.
     25. Delays.
     In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any of their or its respective provisions anywhere herein contained, by reason of (i) the destruction, in whole or in part, of any building or improvement forming a part of the entire Premises, or (ii) strikes, or (iii) lockouts, or (iv) labor troubles, or (v) war, whether declared or undeclared, or (vi) riot, or (vii) Act of God, or (viii) embargoes, or (ix) delays in transportation, or (x) inability to procure materials and/or labor, or (xi) failure of power, or (xii) restrictive governmental laws or regulations, whether valid or not, or (xiii) insurrection, or (xiv) act or acts of terrorism, or (xv) any other reason other than financial, beyond the reasonable control of such party, and not the fault of the party so delayed or hindered in or prevented from performing work or doing acts otherwise required under this Lease, then performance of such work or doing of such acts shall be excused for the period of the delay, and the period for the performance of such work or doing such acts shall be extended for a period equivalent to the period of such delay; provided, however, that the provisions of this Paragraph shall not operate so as to excuse or release Tenant from the prompt payment of rent or other sums required to be paid by Tenant to Landlord or to other payees anywhere hereunder.
     26. Run With The Land.
     The covenants and conditions herein contained shall be construed as running with the land, apply to and bind the parties hereto, their respective heirs, representatives, executors, administrators, successors and assigns of all of the parties hereto. All parties hereto agree that they shall be jointly and severally liable hereunder for their respective obligations.
     27. Option to Renew.
     Tenant is hereby granted three (3) options to renew this Lease on the following terms and conditions:
     A. At the time of the exercise of an option to renew and at the time of the commencement of the said renewal, the Tenant shall not be in material default in accordance with the terms and provisions of this Lease, and shall be in possession of the Premises pursuant to this Lease.
     B. Notice of the exercise of each option shall be sent to the Landlord, in writing, no less than six (6) months before the expiration of the then current Term of this Lease.
     C. The first renewal term (hereinafter “First Renewal Term”) shall be for the term of three (3) years to commence at the expiration of the initial Term of this Lease, and all of the terms and conditions of this Lease (except that Base Rent payable during the First Renewal Term shall be as specified in Section 3B above) shall apply during the First Renewal Term.
     D. The second renewal term (hereinafter the “Second Renewal Term”) shall be for the term of three (3) years to commence at the expiration of the First Renewal Term of this Lease, and all of the terms and conditions of this Lease (except that Base Rent payable during the Second Renewal Term shall be as specified in Section 3B above) shall apply during shall apply during the Second Renewal Term.
     E. The third renewal term (hereinafter the “Third Renewal Term”) shall be for the term of three (3) years to commence at the expiration of the Second Renewal Term of this Lease, and all of the terms and conditions of this Lease (except that Base Rent payable during the Third Renewal Term shall be as specified in Section 3B above) shall apply during shall apply during the Third Renewal Term.

     28. Right of First Offer. Right of First Refusal and Recording of Lease.
     Provided that Tenant is not in default beyond any applicable cure period, Tenant shall have the right but not the obligation to acquire fee simple title to the Premises (the “Right of First Offer”), on the following terms and conditions:
     If Landlord intends to sell its fee interest in all of the following properties: 789 S. Raymond Avenue, 801 South Raymond Avenue, and 811 S. Raymond, Avenue during the Term including any Renewal Term, then Landlord shall first offer the same to Tenant in writing (the “Offer”) prior to offering or marketing the same for sale to any third party. The Offer shall include all pertinent business terms and conditions, including without limitation the purchase price, seller financing, if any, the due diligence period (which shall be not less than 45 days), the escrow period (which shall be not less than 60 days), and all other pertinent economic terms. Tenant shall respond in writing to the Offer within thirty (30) days following receipt thereof. If Tenant elects to accept the Offer, Tenant and Landlord shall promptly undertake in good faith to negotiate and execute a purchase and sale agreement reflecting the terms set forth in the Offer, and shall work in good faith to consummate the subject purchase and sale transaction. If Tenant declines to accept the Offer, then Landlord shall be free to offer its leasehold interest in the Premises for sale to a third party on terms substantially identical to those contained in the Offer. If Landlord elects to offer for sale its leasehold interest in the Premises on terms substantially different from those set forth in the Offer (i.e. a decrease of more than five percent (5%) in the purchase price, an increase of more than ten percent (10%) in the due diligence or escrow periods, an offer of seller financing, etc), then Landlord shall be obligated to offer its leasehold interest in the Premises to Tenant according to the terms set forth above. This paragraph shall also apply to any unsolicited offers received by Landlord.
     Tenant shall also have a Right of First Refusal to lease 815 S. Raymond Avenue, Pasadena, California (the “815 space”). This property is subject to a lease to Pasadena Tournament of Roses Association which expires January 31, 2007 but the Lessee has an option to extend for an additional five (5) years as well as certain early termination rights. Upon the expiration or early termination of said lease, if the Landlord receives an offer to lease all or any of 815 space which the Landlord is ready and willing to accept from any person other than the Tenant the Landlord shall give written notice thereof to the Tenant, together with a complete copy of the offer to lease, and the Tenant shall for a period of thirty (30) days following the receipt of same have the right of first refusal to meet the same and to enter into an agreement to lease the 815 space thereof as is referred to in the Landlord’s notice at the same rate and on the same terms and conditions as are contained in the said offer upon which the Landlord is prepared to lease the same. Failing such action on the part of the Tenant, the Landlord shall be free to accept the offer and complete the lease on the same terms and conditions as offered to Tenant. If Landlord does not complete the lease with the other party on substantially the same terms and conditions (subject to possible minor modifications), then Tenant’s Right of First refusal shall vest again and the Landlord shall follow the same process as set forth herein.
     In no event does the Tenant’s Right of First Offer preclude the Landlord from selling the Property however any sale shall be subject to the terms and conditions of this Lease.

     29. Subordination.
     This Lease shall be subject and subordinated at all times to the liens of any mortgages or deeds of trust in any amount or amounts whatsoever now existing or hereafter encumbering the Premises, without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand, such further instruments evidencing such subordination of this Lease to such liens of mortgages or deeds of trust as may be reasonably requested by Landlord. So long as Tenant shall pay the rent reserved and comply with, abide by and discharge the terms, conditions, covenants and obligations on its part, to be kept and performed herein and shall attorn to any successor in title, notwithstanding the foregoing, the peaceable possession of the Tenant in and to the Premises for the Term of this Lease, shall not be disturbed, in the event of the foreclosure of any such mortgage or deed of trust, by the purchaser at such foreclosure sale or such purchaser’s successor in title.
     30. Holdover.
     Any holding over after the expiration of the Term of this Lease or any extension thereof, shall be construed to be a tenancy from month-to-month the first three (3) months at One Hundred Ten Percent (110%) of monthly rental as paid during the last month of the original Term for of any holdover or any renewal term hereof, and shall otherwise be on the terms and conditions herein specified so far as applicable. If Tenant holds over beyond three (3) months, the monthly rental shall be One Hundred Fifty Percent (150%) of monthly rental as paid during the last month of the original Term or any renewal term. Landlord agrees that the payment of the holdover rent shall serve as its exclusive remedy for Tenant’s holdover and Landlord agrees to waive all other remedies at law or in equity.
     31. Generator.
     Tenant, at its sole cost and expense, shall have the option in its sole discretion to install an emergency generator within the Premises or in a mutually agreed area outside the Building. Tenant shall be allowed use of existing mechanical areas, at no additional expense to Tenant to install said generator.
     32. Intentionally Deleted.
     33. Environmental.
     Hazardous Substances.
     A. Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be an the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Tenant shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Landlord and timely compliance (at Tenant’s expense) with all Applicable Requirements. “Applicable Requirements” means any and all applicable building codes, laws (whether constitutional, statutory or common law), covenants or restrictions of record, regulations, ordinances and governmental directives and/or orders. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice registration or business plan is required to be filled with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons, entering or occupying the Premises or neighboring properties. Notwithstanding the forgoing, Tenant may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Landlord to any liability therefore. “Agreed Use” means the development, manufacturing, testing and distribution of medical products. In addition, Landlord may condition its consent to any Reportable Use upon receiving such additional assurances as Landlord reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.
     B. Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Lessee shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.
     C. Tenant Remediation. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) except as approved in writing in advance by Landlord and in accordance with Applicable Requirements. Tenant shall promptly, at Tenant’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably required, whether or not formally ordered, for the cleanup of any contamination including any associated with the maintenance, security and/or monitoring, that was caused or materially contributed to by Tenant, or contamination that resulted from a Hazardous Substance brought onto the Premises during the term of this Lease, by or for Tenant or by any third party; provided, however, that Tenant shall have no obligation or liability for and Hazardous Substance on the Premises prior to the Start Date or contamination caused by the gross negligence or willful misconduct of Landlord, its agents or employees.
     D. Tenant Indemnification. Tenant shall indemnify, defend, reimburse and hold Landlord, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees, including the cost of remediation arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant, or any third party but only to the extent caused by or arising out of Tenant’s acts or omissions on or about the Premises, the building or the project and, in no event shall Tenant be liable or responsible for environmental liabilities arising from or relate to environmental conditions existing as of the Start Date. In addition, Tenant shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Tenant. Tenant’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, (provided, however, that Tenant shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Tenant), and the cost of investigation, removal, remediation, restoration and/or abatement related to such contamination. This obligation shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from the obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.
     E. Landlord Indemnification. Landlord and its successors and assigns shall indemnify, defend, reimburse and hold Tenant, its employees and lenders, harmless from and against any and all damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees including the cost of remediation, arising out of or involving Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Landlord, its agents or employees. Landlord’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.
     F. Investigations and Remediations. Landlord shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Tenant’s use (including “Tenant Improvements”, as defined in paragraph 4.b above) of the Premises, in which event Tenant shall be responsible for such payment for such remedial measures, but only to the extent that they relate to, arise out of or are caused by Tenant’s use or improvements. If Tenant takes remedial measures necessitated by the existence of Hazardous Substances on the Premises prior to the Start Date, other than as such remedial measures may relate to, arise out of or be caused by Tenant’s use or improvements (in which case Tenant shall be solely responsible), Landlord shall reimburse Tenant for such expenses only if and to the extent that (i) Tenant gives Landlord written notice thereof, (ii) Landlord is obligated under this lease to investigate and remediate such conditions and (iii) Landlord fails, within a reasonable time, to undertake any required investigation and remedial activities. Tenant shall cooperate fully in any such activities at the request of Landlord, including allowing Landlord and Landlord’s agents to have reasonable access to the Premises at reasonable times in order to carry out Landlord’s investigative and remedial responsibilities.
     G. Termination Option. A “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of or a contamination by, a Hazardous Substance in, on or under the Premises which requires repair, remediation or restoration. If a Hazardous Substance Condition occurs during the term of this Lease the following will apply:
          (i) if Tenant is legally responsible for all investigation and remedial activities, then Tenant shall make the investigation and remediation thereof as required by the Applicable Requirements and this Lease shall continue in full force and effect,
          (ii) if Landlord is legally responsible for all investigation and remedial activities, Tenant may, at Tenants option, either (a) terminate the Lease in the event the Premises are not able to be occupied for Tenant’s intended use for a period in excess of ninety days, by providing written notice of Landlord of Tenant’s intent to terminate the lease or (b) provide written notice to Landlord of Tenant’s intent that the Lease continue in full force and effect. In either case, Landlord shall investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Landlord’s expense. If Tenant’s intended use unreasonably interferes with Landlord’s ability to perform or have performed remedial activities in accordance with Applicable Requirements, Landlord may give written notice to Tenant, of Landlord’s desire to terminate this Lease as of the earliest of (I) the date one year following the date of such notice or (II) if, in order to comply with Applicable Requirements, the date Landlord reasonably requires that the Lease be terminated sooner, in which case Landlord shall provide Tenant with as much advance notice of said date as is reasonably possible. In the event Landlord elects to give a termination notice, Tenant may, within thirty (30) days thereafter, give written notice to Landlord of Tenant’s commitment to modify its use and occupancy to allow for remediation of such Hazardous Substance Condition. In such event, this Lease shall continue in full force and effect, without offset, reduction or abatement of rent and Landlord shall continue to make such remediation at its expense. If Tenant does not give such notice this Lease shall terminate as of one year from the date of Landlord’s notice of termination or earlier if reasonably required by Landlord as set forth above.
          (iii) If the remedial activities relate to both Tenant’s use and improvement and occurrences prior to the Start Date, Landlord and Tenant agree to negotiate in good faith to determine how to perform the remedial activities in accordance with Applicable Requirements and how to pay expenses related to such activities.
     H. Landlord shall respond to Tenant’s environmental questionnaire and shall allow Tenant to conduct a full Phase I investigation of the property. To the extent that Landlord has an existing on-privileged Phase I or Phase II Environmental Report relating the Premises, Landlord shall provide a copy of the same to Tenant prior to Lease execution. Although Landlord has no actual knowledge of any inaccuracies, Landlord makes no representations or warranties with respect to any statements, comments, recommendations or opinions contained in any such reports.
     I. Tenant’s responsibilities hereunder are expressly contingent upon obtaining Tenant’s environmental review and approval of the property and upon their approval of its Phase I Environmental Report and any Reports provided by Landlord. Said Reports and investigation shall be at Tenant’s sole cost and expense and shall be completed prior to execution of this Lease. Tenant’s execution of this Lease shall signify said approval.

     34. Brokers.
     The parties agree that Binswanger CBB and Binswanger Realty Advisors Group and Morlin Management Corporation (“Brokers”) are the sole brokers who brought about this Lease. Tenant represents and warrants that Tenant did not negotiate with respect to the leasing of the Premises through any other broker and that no other broker was instrumental in bringing about this lease. Tenant shall indemnify Landlord against any and all claims of any other brokers with whom Tenant has had any dealings, and shall hold Landlord harmless from all losses and expenses in connection therewith, including reasonable legal expenses. Landlord represents and warrants that Landlord has not dealt with any other real estate broker in connection with the leasing of the Premises, and Landlord agrees to indemnify and hold Tenant harmless from all losses and expenses in connection with the claims of any real estate broker claiming by, under or through Landlord, including reasonable legal expenses. Landlord shall pay the commission of the Brokers pursuant to the terms of a separate agreement.
     35. Notices.
     All notices, approvals or requests in connection with this Lease shall be sent by certified mail, or via overnight carrier with delivery charges prepaid or with delivery not conditioned upon payment of charges, except notices concerning repairs and replacements which may be given orally or by any other means which might reasonably be expected to give the other party notice; provided, however, that no notice other than by certified mail or overnight carrier shall constitute a notice of default authorizing cancellation of this Lease. Notices to the Landlord may be addressed to the Landlord or the person or party to whom the rent was last paid at the address to which such payment was sent in accordance with Paragraph 3 of this Lease. Notices to the Tenant shall be addressed to Motorola, Inc., Real Estate & Development Department, 1303 East Algonquin Road, 7th Floor Schaumburg, Illinois 60196, Attention: Real Estate Manger, Fax (847) 435-3918; with copy to: Motorola, Inc. c/o Fred Pickering, Manager Lease Administration P.O. Box 19065, Johnston, Rhode Island 02919-0065 Fax (401)764-0103. Either party may at any time designate by written notice to the other a change of address.
     36. Waiver.
     Failure or delay on the part of Landlord or Tenant to exercise any right, remedy, power or privilege hereunder shall not operate as a waiver thereof. A waiver, to be effective, must be in writing and must be signed by the party making the waiver. A written waiver of a default shall not operate as a waiver of any other default or of the same type of default on a future occasion.
     37. Amendments.
     No revision of this Lease shall be valid unless made in writing and signed by duly authorized representatives of both parties.
     38. Quiet Enjoyment.
     If Tenant performs the terms of this Lease, Landlord will warrant and defend Tenant in the quiet and peaceful enjoyment and possession of the Premises during the Term hereof and any extension without interruption by Landlord or any person claiming under Landlord.

     39. Conveyance by Landlord.
     Landlord covenants that no conveyance, assignment by or other change of interest of Landlord in the Premises hereby demised, whether recorded or unrecorded, shall be binding upon Tenant unless and until Tenant shall be actually notified thereof by certified mail or overnight carrier, and any such purchaser, assignee or other party in interest agrees to affirm and assume all of the duties and obligations of the Landlord under this Lease, and in no event shall such conveyance, assignment or other change of interest affect this Lease or the renewal option, expansion or termination rights hereunder.
     40. Short Form Lease and Recording.
     The parties will at any time at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of lease setting forth a description of the Premises, the Term of this Lease and any other portions hereof, excepting the rental provisions, as either party may request.
     41. Construction of Language.
     The terms Lease, lease agreement or agreement shall be inclusive of each other, and include renewals, extensions or modifications of the Lease. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular shall be held to include the plural and the plural to include the singular, when the sense requires. Paragraph headings and titles are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.
     42. Marginal Headings.
     The headings in this Lease are used only for convenience in finding the subject matters, and are not to be taken as part of this Lease, or to be used in determining the intent of the parties.
     43. Entire Agreement.
     This Lease constitutes the final expression of the agreement of the parties; it is intended as a complete and exclusive statement of their agreement, and it supersedes all prior and concurrent promises, representations, negotiations, discussions and agreements that may have been made with respect to the subject matter hereof.
     44. Severability.
     If any provision of this Lease, or the application thereof to any person or circumstance, shall be held invalid or unenforceable by any court of competent jurisdiction, the remainder of this Lease or the application of such provisions to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

     45. Estoppel Certificate.
     Tenant shall, from time to time upon not less than fifteen (15) business days’ prior written request by Landlord, deliver to Landlord a statement in writing stating upon Tenant’s knowledge and belief: (a) that this Lease is unmodified and in full force and effect or, that there have been modifications, that the Lease as modified is in full force and effect; (b) the dates to which Rent and other charges have been paid; (c) that Landlord is not in default under any provision of this Lease or, if in default, a detailed description thereof. Failure to deliver the certificate within fifteen (15) business days shall be conclusive upon Tenant, for the benefit of Landlord and its successors, that this Lease is in full force and effect and has not been modified except as may be represented to Landlord.
     46. Signs.
     Tenant shall not exhibit, inscribe, paint or affix any sign on the exterior of the Building or the property or in any window of the Premises without Landlord’s prior written consent. In the event of Tenant’s uncured default as set forth above, Landlord, in addition to its other remedies available hereunder, may remove such signs without any liability to Tenant and Tenant shall reimburse Landlord for the cost of such removal immediately upon demand therefor.
     47. Intentionally Deleted.
     48. Rules and Regulations.
     Tenant agrees for itself, its employees, agents, clients, customers, invitees and guests, to comply fully with reasonable rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make for the Property or Building.
     Tenant shall be responsible for the observance of all of the foregoing rules and regulations by Tenant’s employees, agents, clients, customers, invitees and guests. Landlord and Tenant agree that Landlord’s remedy for violation of any of the foregoing rules and regulations by Tenant (or any person or entity under Tenant’s authority or control) shall be a payment by Tenant to Landlord an amount equal to the reasonably substantiated actual damages suffered or incurred by Landlord on account of such violation.
     49. Measurement of Premises to Determine Rentable Area.
     The rentable area of the Premises has been determined by the Landlord, and may be confirmed by the Tenant, or its representative, at any time during the Lease Term according to the following standards of measurement:
     If the Premises are located in an industrial building, the area will be measured in accordance with the American National Standards Institute/BOMA Methods of Determining Areas in Industrial Buildings.

     50. Additional Rent — Operating Expenses and Real Estate Taxes.
     For purposes of this Paragraph and this Lease, the term “Tenant’s Percentage Share” shall mean a percentage which is equal to the number of the rentable square footage of the Premises divided by the total number of rentable square footage contained in the Building of which the Premises are a part. The parties hereby agree that: (1) the Premises consist of 14,264 rentable square feet of area; (2) the Building of which the Premises are a part consists of a total of 14,264 rentable square feet of area; and (3) the Tenant’s Percentage Share is one hundred percent (100%) in reference to the Building of which the Premises are a part. Landlord and Tenant each acknowledge that the Base Rent specified in Paragraph 3 of the Lease does not provide for Operating Expenses and Real Estate Taxes which may hereafter pertain to the Building or the property of which the Premises are a part. Tenant shall pay as Additional Rent its proportionate share of Real Estate Taxes and Operating Expenses as follows:
     A. Real Estate Taxes. Tenant shall pay to Landlord, (or directly to the taxing authority if there is a separate real estate tax bill for the Premises), Tenant’s Percentage Share of the Real Estate Taxes assessed against the land, parking lots and improvements all of which this Lease incorporates. The additional rent imposed hereby shall be paid by Tenant to Landlord upon submission by Landlord of a real estate tax bill and an invoice therefor. A copy of the original receipted tax bill submitted by Landlord to Tenant shall be sufficient evidence of the amount of taxes assessed against the teal property to which such bill relates. The calculation of Tenant’s Percentage Share of Real Estate Taxes shall be submitted with the above-referenced tax bill. Should the taxing authorities include in such Real Estate Taxes the value of any improvements made by Tenant, or include machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, the Tenant shall also pay the entire taxes for such items.
     B. Operating Expenses. Landlord and Tenant acknowledge that this Lease shall be construed to be a “modified triple net lease” and that except as expressly set forth in Section 12 of this Lease, Landlord shall receive the Monthly Base Rent free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Leased Premises (not the operation of the owning entity itself). In addition to the Monthly Base Rent, except as expressly set forth in Section 12 of this Lease, Tenant shall pay to the parties respectively entitled thereto all impositions (including any taxes on rentals paid to Landlord), insurance premiums, operating charges, maintenance charges, construction costs, and any other charges, costs and expenses which arise or may be contemplated under any provisions of this Lease as being Tenant’s responsibility and cost, during the Term. The specific responsibility of Landlord and Tenant for repairs, replacements and maintenance is more fully described in Section 12 below. Tenant shall pay to Landlord, Tenant’s Percentage Share of the Operating Expenses pertaining to the land and improvements of which the Promises form a part. For purposes of this Lease, the term “Operating Expenses” shall include only the costs attributable to the following categories or items: 1) parking lot lighting; 2) landscaping and lawn care; and 3) building insurance. The additional rent imposed hereby shall be paid by Tenant to Landlord upon submission by Landlord of a detailed invoice and backup Landlord shall not bill or charge Tenant for any fees, accounting fee, audit fees appraisal fees, refinancing costs or any other similar type of fee other than as listed above.

     Notwithstanding anything to the contrary, the following shall be excluded from “Operating Expenses”:
          (i) Any and all administrative, maintenance personnel and management salaries are specifically excluded from operating expenses.
          (ii) Expenses or amortization for structural repairs and replacements made to the Premises or Building. Amortization of capital improvements or replacements beyond the Term of the Lease. A capital improvement must have a useful life of
          (iii) Costs incurred in connection with the original construction of the Building or in connection with any change in the Building.
          (iv) Costs of repairing, replacing or otherwise correcting defects (including latent defects) in or inadequacies of (but not the costs of ordinary and customary repair for normal wear and tear) the initial design or construction of the Building or the costs of repairing, replacing or correcting defects in the initial design or construction of any tenant improvements.
          (v) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to late payments of taxes, utility bills or any other bills and any other costs incurred by Landlord’s failure to make such payments when due.
          (vi) Costs incurred for any items to the extent covered by a manufacturer’s, vendor or contractor’s warranty.
          (vii) Costs arising from Landlord’s charitable, political or religious contributions.
          (viii) Costs for sculpture paintings or other objects of art.
          (ix) Costs arising from earthquake insurance.
          (x) Rentals and any other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered of a capital nature.
          (xi) Accumulation or collection of reserves for capital improvements or replacements anticipated to be made to the Building or Premises.
Any other expenses which, in accordance with generally accepted accounting principles, consistently applied would not be treated as Operating Expenses by landlords of comparable buildings in the surrounding Pasadena, California area.
     If Landlord desires Tenant to pay its proportionate share of real estate taxes and operating expenses on a monthly basis, at the beginning of each calendar year, Landlord shall supply to Tenant an estimate, certified by an authorized agent or officer of Landlord, setting forth in detail Landlord’s reasonable estimate of Operating Expenses of the Building for such calendar year, and Tenant’s Percentage Share of same. The additional rent imposed hereby shall be paid by Tenant to Landlord in monthly installments, in advance, as the Operating Expenses component of the total monthly rent. Each such monthly installment of Operating Expenses shall be equal to one-twelfth (1/12) of Tenant’s Percentage Share of the Landlord’s reasonable estimate of the Operating Expenses for the Building for such calendar year. Within one hundred twenty (120) days after the end of each calendar year Landlord shall provide to Tenant a detailed statement, certified by an authorized agent or officer of Landlord, setting forth in reasonable detail the actual Operating Expenses for the preceding calendar year. Such statement shall also include a calculation or reconciliation of estimated Operating Expenses to actual Operating Expenses and of any overpayment or underpayment made by Tenant to Landlord with respect to the Operating Expenses for such preceding calendar year. In the event Tenant underpaid Landlord for Tenant’s Percentage Share of Operating Expenses for such preceding calendar year, Tenant shall pay the amount of such underpayment to Landlord within thirty (30) days of Tenant’s receipt of Landlord’s certified statement. In the event Tenant overpaid Landlord for Tenant’s Percentage Share of Operating Expenses of such year, Landlord shall credit Tenant an amount equal to such overpayment amount against Tenant’s future monthly Operating Expense obligations until such credit is exhausted. (If such overpayment by Tenant is made in the last year of the Lease Term, Landlord shall remit to Tenant the amount of the overpayment due hereunder within thirty (30) days of the expiration or termination date of the Lease.) If a dispute arises between Landlord and Tenant as to whether any item or items shall be properly included in such statement, the matter shall be determined in accordance with Paragraph 32 of the Lease, and the determination of such matter as therein provided shall be final and binding upon Landlord and Tenant.
     Tenant, or its representative shall have the right to examine and to copy Landlord’s books and records showing Operating Expenses and Real Estate Taxes at Tenant’s sole cost and expense. Such examination will be upon reasonable prior notice to Landlord and during normal business hours at any time within six (6) months following the furnishing by Landlord to Tenant of Landlord’s annual statement reconciling estimated operating expenses to actual operating expenses. The books and records that Tenant may examine include, but are not limited to, accounting records, vendor contracts, payroll records, management agreements and supporting invoices and detail for all items. If an error is discovered that has also been made in previous Landlord statements, Tenant may correct that same error in the previous statements and receive credit therefor. Mathematical errors or errors in computation may be corrected at any time during the Term of the Lease.
     51. Tenant Expense Waiver.
     Notwithstanding the provisions of Paragraph 50 above, it is understood and agreed that in the event Landlord fails to submit to Tenant an itemized bill for any amounts which may be due thereunder within one hundred eighty (180) days after the expiration of the Lease year to which such expenses, charges and/or escalations are applicable, Tenant shall not be liable for payment of any such additional expenses, charges and/or escalations, it being expressly agreed by the parties that Landlord shall be deemed to have waived its right to collect such expenses, charges and/or escalations from Tenant for such Lease year.
     52. Intentionally Deleted.
     53. Intentionally Deleted.

     54. No Party To Be Deemed Drafter.
     Landlord and Tenant have both had the opportunity to have counsel examine this Lease and to propose changes to clarify any ambiguities. Accordingly, in any interpretation of this Lease, an ambiguity shall not be resolved by interpreting the Lease against the drafter. The language of this Lease shall be interpreted according to the fair meaning and not for or against either party.
     55. No Intended Third Party Beneficiary.
     Landlord and Tenant may each, separately, deal with other persons in connection with the Premises or with other matters that may also relate to or be the subject of this Lease. Landlord and Tenant do not intend to make any such third person with whom each of them may deal an intended third party beneficiary under this Lease. There is no third person who is an intended third party beneficiary under this Lease. No incidental beneficiary (whatever relationship such person may have with Landlord or Tenant) shall have any right to bring an action or suit, or to assert any claim against Landlord or Tenant under this Lease.
     56. Confidentiality and Nondisclosure.
     As Landlord and Landlord’s agents will have reasonable access rights to the Premises, Landlord will come into contact with Tenant’s business information. Landlord agrees that any information which it gathers, observes or comes into contact with pursuant to this Lease about Tenant operations and business practices, shall be kept confidential and not disclosed to any third party without the prior written consent of Tenant except as required by law. Landlord agrees that it will not in any manner use its knowledge of Tenant’s business for the benefit of any other person or company or divulge to others information or data concerning Tenant’s business affairs, including the names of customers, names of employees, marketing strategies or terms or particulars of Tenant’s business. The Landlord further agrees not to use or disclose to any party any information, systems, ideas, processes, practices, methods of operation or manufacture observed at Tenant’s Premises. Landlord agrees to inform all of its representatives or agents that will access the Tenant Premises of this confidentiality requirement. In addition, anyone who enters the Tenant Premises must comply with the instructions of Tenant security personnel on areas of the Premises that require escorted access and sign the Tenant security logs as visitors. In the event Landlord enters the Premises during non-business hours or in the event of an emergency, Landlord will notify Tenant in writing within one (1) business day of its entry and the reason therefor.
     57. Miscellaneous.
     A. Conduit Connection.
     During the Term (and any extensions or renewals thereof), Tenant shall be permitted to construct, install, maintain and repair conduit connections to the Premises over, across and through the Premises, the Building, and the common areas in and to the Building for high speed telecommunication transmission lines (and technological evolutions thereof) and fiber optics (individually and collectively, the “Conduit Connection”) subject to compliance with all applicable laws, ordinances, rules and regulations. Tenant shall advise and consult with Landlord as to the exact locations of such Conduit Connection at the Building and Landlord agrees to cooperate with Tenant to facilitate, permit and otherwise obtain such Conduit Connection for the Premises, provided that Landlord shall not be obligated to incur and expense in connection therewith. Upon termination of this Lease, Tenant shall not be obligated to remove any improvements, utilities, conduits cable or other items of equipment installed or constructed in connection with such Conduit Connection.
     B. Termination of Exist 811 S. Raymond Lease.
     Tenant’s obligations hereunder shall be contingent upon the termination of that certain Parking Lease dated June 3, 2003 between Collis P. and Howard Huntington Memorial Hospital Trust and Clinical Micro Sensors, Inc. relating to the parking lot at 811 South Raymond, Pasadena. Said termination agreement is attached hereto as Exhibit E.
     C. Modification of Existing 757 S. Raymond Lease.
     Tenant’s obligations hereunder shall be contingent upon the modification of that certain Sublease dated November 10, 1999, between Southern California Clinical Laboratories, L.L.C., and So. Cal Clini Lab, a California corporation, as Sublessor and Clinical Microsensors, Inc., a California corporation, as Sublessee, for the property located at 757 South Raymond Avenue, Pasadena, so that as modified, the 757 South Raymond Avenue Lease shall become co-terminous with this Lease ( the rent shall remain the same) and include the following options to extend:
     Tenant is hereby granted three (3) three-year options to renew:
          1st Option — 3% fixed increase each year
          2nd Option — 3% fixed increase each year
          3rd Option — 3% fixed increase each year
     All other terms and conditions shall remain the same other than the term and options for said Lease at 757 South Raymond Said modification agreement is attached hereto as Exhibit F.
     D. Security System.
     Tenant shall have the right to alter, enhance and/or replace the existing security system.
     IN WITNESS WHEREOF, the parties hereto have executed these presents, in duplicate, the day and year first above-written.

LANDLORD	TENANT

Collis P. & Howard Huntington Memorial Hospital Trust a Testamentary Charitable Trust	MOTORAOLA, INC. a Delaware Corporation

By:	By:

Print Name:	Print Name:
Its:	Its:
Date:	Date: